     As filed with the Securities and Exchange Commission on March 26, 2002
                                                      Registration No. 333-34828
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                 CIMA LABS INC.
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                                   41-1569769
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
         Incorporation)

                             10000 VALLEY VIEW ROAD
                       EDEN PRAIRIE, MINNESOTA 55344-9361
                                 (952) 947-8700
          (Address and Telephone Number of Principal Executive Offices)

                                 ---------------

                             John M. Siebert, Ph.D.
                             Chief Executive Officer
                                 CIMA LABS INC.
                             10000 Valley View Road
                       Eden Prairie, Minnesota 55344-9361
                                 (952) 947-8700
           (Name, Address, and Telephone Number of Agent for Service)

                         ------------------------------

                                    copy to:

                              Gale R. Mellum, Esq.
                              Gordon S. Weber, Esq.
                               Faegre & Benson LLP
                               2200 Norwest Center
                             90 South Seventh Street
                          Minneapolis, Minnesota 55402
                                 (612) 336-3000
                               Fax (612) 336-3026

                         ------------------------------

                  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
                  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. |_| __________________
                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________________________
                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

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                     REMOVAL OF SECURITIES FROM REGISTRATION

                  We previously registered for resale, under a Registration Statement on Form S-3, as amended (Registration No. 333-34828), 1,100,000 shares of our common stock to be offered by the selling stockholders named in the Registration Statement. By filing this Post-Effective Amendment No. 1 to the Registration Statement, we hereby remove from registration all of the shares of common stock that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of such shares.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on March 26, 2002.

                              CIMA LABS INC.
                              (Registrant)


                              By                          *
                                   --------------------------------------------
                                       John M. Siebert, Ph.D.
                                       President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons, representing a majority of the Board of Directors, in the capacities and on March 26, 2002.

                 NAME                                    TITLE
---------------------------------------  --------------------------------------

                   *
---------------------------------------  President and Chief Executive
        John M. Siebert, Ph.D.              Officer (Principal Executive
                                            Officer) and Director
                   *
---------------------------------------  Vice President and Chief Financial
            David A. Feste                  Officer (Principal Financial
                                            Officer and Principal Accounting
                                            Officer)
                   *
---------------------------------------   Chairman of the Board of Directors
          Terrence W. Glarner


---------------------------------------                Director
           John F. Chappell

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---------------------------------------                Director
             Steven Cosler

                   *
---------------------------------------                Director
           Steven B. Ratoff

                   *
---------------------------------------                Director
       Joseph R. Robinson, Ph.D.

* David A. Feste, by signing his name hereto, does hereby sign this document on behalf of himself and each of the other above named executive officer and directors of the Registrant pursuant to powers of attorney duly executed by each such person.

          /s/ David A. Feste
---------------------------------------
            David A. Feste